UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW, Mason City, IA		50401
(Address of principal executive offices)		(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2020, the board of directors of Golden Grain Energy, LLC (the "Company") appointed Chad Kuhlers as the Company's interim Chief Executive Officer and the Company appointed Brooke Peters as the Company's interim Chief Financial Officer. In addition, effective May 18, 2020, Christine Marchand resigned as the Company's Chief Financial Officer.

Chad E. Kuhlers, Interim Chief Executive Officer and Chief Operating Officer - Age 49

Mr. Kuhlers has been employed by the Company since August 2004. Mr. Kuhlers was appointed Chief Operating Officer of the Company on July 19, 2010. Mr. Kuhlers serves as a director for Homeland Energy Solutions, LLC, a publicly reporting company. In June 2014, Mr. Kuhlers was appointed as the Company's representative to Guardian Energy in Janesville, Minnesota. Mr. Kuhlers will serve as the Interim Chief Executive Officer and Chief Operating Officer until the earlier of his resignation, death, disqualification or removal by the board of directors.

Brooke Peters, Interim Chief Financial Officer - Age 38

Ms. Peters has been employed by the Company since October 2004. Most recently, Ms. Peters held the position of Controller with the Company since November 2008. Ms. Peters serves as a director for RPMG, the Company's marketing company. Ms. Peters will serve as the Interim Chief Financial Officer until the earlier of her resignation, death, disqualification or removal by the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: May 22, 2020	/s/ Chad Kuhlers
Chad Kuhlers
Interim Chief Executive Officer
(Principal Executive Officer)